UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

ONCORUS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39575	47-3779757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street Suite 401
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 320-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONCR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2021, Oncorus, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with Gaeta Therapeutics Ltd. (“Gaeta”) pursuant to which Gaeta has granted to the Company an exclusive, worldwide sublicense under certain patent rights related to the local delivery or expression of Interleukin-12 with a systemic checkpoint inhibitor (the “Patent Rights”) to make and have made, use, have used, sell, offer for sale, export and import any products developed by the Company that would otherwise infringe upon such Patent Rights when administered in combination with a checkpoint blockade agent (the “Product”) in the field of oncolytic viral therapy (the “Field”). Gaeta is the licensee of the Patent Rights under a separate license agreement (the “Head License”) with the University of Zurich (“UZH”) pursuant to which Gaeta is entitled to sublicense such rights and has agreed, pursuant to the License Agreement, not to enter into (and to ensure that UZH not enter into) any further sublicense with respect to the Patent Rights in the Field.

In connection with the parties’ entry into the License Agreement, the Company has agreed to pay Gaeta an up-front fee of $200,000. The Company is obligated to make certain additional milestone payments to Gaeta pursuant to the License Agreement, including a low six-figure payment related to the achievement of a certain patent milestone in the United States, and certain clinical and regulatory milestone payments on a Product-by-Product and indication-by-indication basis, which milestone payments amount to $7.5 million in the aggregate for a given Product or indication, with an additional annual payment in the low single-digit millions following regulatory approval of each Product. The Company is also obligated to pay tiered royalties on cumulative net sales of all Products ranging from the low to mid single-digit millions, up to $2.5 million in the aggregate for cumulative net sales in excess of a mid-nine digit threshold with additional payments in the mid single-digit millions thereafter upon the achievement of additional net sales milestones. In addition, in consideration for retaining exclusivity under the License Agreement, the Company is obligated to make quarterly payments to Gaeta ranging from the low to mid five figures up until the payment of the first clinical milestone.

The Company has the worldwide right under the License Agreement to grant multiple sublicenses under the Patent Rights in the Field, provided that the terms of the License Agreement are binding upon any sublicensees. In the event that the Company grants such sublicenses, the Company is obligated to pay a low single-digit percentage of any sublicensing fees received by the Company pursuant to such sublicense, including upfront, milestone and royalty payments, and payments made during development and commercialization. In addition, in the event that the Company sublicenses the Patent Rights to a third party independent of a Product or any Company patent rights or know-how, the Company is obligated to pay Gaeta a mid-double-digit percentage of all fees associated with the sublicense.

The Company is obligated to provide Gaeta with periodic reports summarizing major events in development and commercialization of its Product, with additional information related to net sales and other metrics to be provided following the first commercial sale of the Product. The License Agreement includes customary representations and warranties on behalf of the Company and Gaeta as are customarily found in transactions of this nature, including representations and operative provisions as to the licensed intellectual property, regulatory matters and compliance with applicable laws. The License Agreement also provides for certain mutual indemnities for breaches of representations, warranties and covenants.

The License Agreement shall terminate upon the last to expire of any patent included in the Patent Rights. Additionally, Gaeta may terminate the License Agreement for cause upon written notice to the Company if (i) the Company directly or indirectly opposes or disputes the grant of letters patent or any patent application within the Patent Rights, (ii) the Company is in material breach of the License Agreement and fails to remedy such breach within sixty days of Gaeta providing notice thereof in writing, or (iii) the Company is deemed bankrupt or insolvent or becomes subject to similar proceeding. The Company may terminate the License Agreement with or without cause upon sixty days’ prior written notice to Gaeta. In the event that UZH terminates the Head License, the Company has the right to become a direct licensee of UZH with substantially the same rights and obligations as it is entitled to under the License Agreement, subject to certain qualifications.

The foregoing description of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, a copy of which , subject to applicable confidential treatment, will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

Item 7.01 Regulation FD Disclosure.

On November 12, 2021, the Company hosted an investor call and webcast event to discuss initial data from its ongoing Phase 1 clinical trial of ONCR-177. The virtual event and related materials can be accessed via the Investors and Media section of the Company’s website at www.oncorus.com, and will be available for 30 days following the event. The Company's website and any information contained on the website are not incorporated into this Current Report on Form 8-K.

In addition, on November 12, 2021, the Company issued a press release announcing the content of its poster presentation discussing the data referred to in the paragraph above at The Society for Immunotherapy of Cancer 's (“SITC”) 36th Anniversary Annual Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation by reference language in such a filing, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 12, 2021, the Company delivered a poster presentation at SITC's 36th Annual Meeting. The poster was titled "Initial results of a Phase 1 study of intratumoral ONCR-177, an oncolytic herpes-simplex virus-1 expressing five immunomodulatory transgenes, in subjects with advanced injectable tumors," presented by Jong Park, M.D., Instructor, Medicine, Harvard Medical School and Assistant, Medicine, Massachusetts General Hospital.

The data presented at SITC include preliminary findings from Part 1 of the Phase 1 clinical trial of ONCR-177, including data from 14 patients in the fully enrolled and completed dose escalation cohorts and five patients enrolled in the dose expansion monotherapy, as of November 1, 2021, the cut-off date for the SITC poster submission, in addition to incremental patient data as of November 8, 2021 that was presented live at SITC's 36th Annual Meeting. The key highlights from the presentation include:

In the fully enrolled and completed surface lesion dose escalation portion of the Phase 1 clinical trial, ONCR-177 administered to heavily pretreated patients with advanced, injectable solid tumors was well tolerated with no dose-limiting toxicities. In addition, the recommended Phase 2 dose (“RP2D”) was determined to be 4x108 PFU in 4 mL. No treatment-related adverse events exceeded Grade 3, and the most common Grade 1 and 2 adverse events were fatigue, chills, nausea, and mild, dose-dependent cytokine release syndrome (“CRS”). No infectious virions were detected in skin swabs, consistent with the Company's expectations with respect to ONCR-177's safety profile.

As of November 1, 2021, seven heavily pretreated patients had been enrolled in the ongoing surface lesion, histology-specific monotherapy expansion cohorts of the trial. As of such date, four of these patients were evaluable, one patient went off study after a single dose and is not evaluable, and two are too early in their treatment course to be evaluable.

The four evaluable monotherapy expansion patients referred to above are in addition to four evaluable monotherapy escalation patients treated at the RP2D. As of November 8, 2021, after four weeks of monotherapy treatment with ONCR-177 at RP2D (two doses), three of eight evaluable patients (one with cutaneous melanoma, one with squamous cell carcinoma of the head and neck (“SCCHN”), and one with mucosal melanoma) demonstrated clinical benefit as follows:

•
Partial response in a patient with cutaneous melanoma as measured by calipers per Response Evaluation Criteria in Solid Tumors (“RECIST”) 1.1 (the surface tumor was not measurable by CT scan);
•
Investigator-reported clinical response in a SCCHN patient in injected lymph node after four weeks; and
•
Stable disease in a patient with mucosal melanoma as measured by RECIST 1.1 with improvement in cancer-related symptoms.

Several findings from the study thus far suggest immune stimulation of the tumor microenvironment, including mild, dose-dependent CRS in association with increased interferon-g (IFN-g) and T-cell proliferation in blood, as well evidence of tumor PD-L1 expression and immune cell infiltration.

The Company plans to initiate patient enrollment in the surface lesion dose combination expansion (Part 2 of the clinical trial) and the visceral lesion dose monotherapy escalation (Part 3 of the clinical trial) by the end of 2021. The Company also plans to report additional surface lesion monotherapy expansion data in mid-2022, and initial surface lesion combination expansion data (ONCR-177 administered in combination with Merck's KEYTRUDA® (pembrolizumab)) and visceral lesion monotherapy dose escalation data in late 2022.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the clinical development of ONCR-177, including expectations regarding timing for reporting additional data from the ongoing Phase 1 clinical trial, as well as the product candidate’s therapeutic potential and clinical benefits and the utility and potential of the Company's HSV Platform; the possibility that additional patients will experience clinical benefits when dosed with ONCR-177 and whether such treatment effects will be amplified when ONCR-177 is dosed in combination with Keytruda; and other early findings with respect to the ONCR-177 clinical trial suggesting broader immune stimulation or being predictive of trial results to come. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,”

"project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this Current Report on Form 8-K are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K, including, without limitation, risks associated with: the risk that the results of preclinical studies and early results from clinical trials may not be predictive of future clinical trial results; the impact of COVID-19 on the Company's operations and the timing and anticipated results of its ongoing and planned clinical trials; the Company's ability to successfully demonstrate the safety, tolerability and efficacy of ONCR-177, or any future product candidates, and obtain regulatory approval thereof; the Company's ability to obtain the requisite components for its product candidates manufactured in accordance with regulatory requirements; the expansion of the Company's in-house manufacturing capabilities; the adequacy of the Company's cash resources and availability of financing on commercially reasonable terms; and the Company's ability to obtain, maintain and protect its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 10, 2021, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that the Company makes with the Securities and Exchange Commission from time to time. Any forward-looking statements represent the Company's views only as of the date of this Current Report on Form 8-K and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release issued by Oncorus, Inc. on November 12, 2021

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCORUS, INC.

Date:	November 12, 2021	By:	/s/ John McCabe
John McCabe Chief Financial Officer